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                                                              Exhibit 99.B(j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Shareholders and Board of Directors
ING Series Funds, Inc.:

We consent to the use of our report dated December 17, 2004 as relates to the ING Global Science and Technology Fund and the ING International Growth Fund (both a series of ING Series Fund, Inc.) incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registerd Public Accounting Firm" in the Statements of Additional Information.

                                  /s/ KPMG LLP


Boston, Massachusetts
February 25, 2005